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                                                                  EXHIBIT 10(b)


             SECOND AMENDMENT TO THE LA QUINTA INNS, INC. AMENDED
                     AND RESTATED 1984 STOCK OPTION PLAN.

     WHEREAS, the Board of Directors (the "Board") of La Quinta Inns, Inc. (the "Company") approved the adoption of the La Quinta Inns, Inc. Amended and Restated 1984 Stock Option Plan (the "Plan") effective May 21, 1992;

     WHEREAS, the Plan requires that the Compensation and Stock Option Committee (the "Committee") of the Board consist of not less than three members of the Board, each of whom shall be Disinterested Persons within the meaning of Rule 16b-3(c)(2)(i) of the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended;

     WHEREAS, the Company reserved the right in Article 9 of the Plan to amend the Plan by action of its Board; and

     WHEREAS, the Company wishes to amend the Plan to reduce the required number of members of the Committee and the Board has approved such amendment.

     NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows effective March 31, 1995:

Section 3.2 of the Plan is amended and restated to read as follows:

          "3.2. The Committee shall consist of not less than two members of the Board, all of whom shall be Disinterested Persons within the meaning of Rule 16b-(3)(c)(2)(i) of the Rules and Regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended."